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                                  EXHIBIT 11.1
                               SAPIENT CORPORATION
                         ARTICLE 6.01 OF REGULATION S-K

COMPUTATION OF SHARES USED IN COMPUTING BASIC AND DILUTED NET INCOME PER SHARE (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                         THREE MONTHS ENDED     SIX MONTHS ENDED
                                               JUNE 30,             JUNE 30,
                                         ------------------    -----------------
                                           1999      1998        1999       1998
                                         --------  --------    -------   -------
Net Income..............................  $ 7,686  $ 5,263     $11,964   $ 9,609
Basic Net Income per Share:
     Weighted average common shares
       outstanding......................   27,443   25,925      27,294    25,531
                                          -------  -------     -------   -------
     Shares used in computing per share
       amount...........................   27,443   25,925      27,294    25,531
                                          -------  -------     -------   -------
     Basic net income per share.........  $  0.28  $  0.20     $  0.44   $  0.38
                                          =======  =======     =======   =======
Diluted Net Income per Share:
     Weighted average common shares
       outstanding......................   27,443   25,925      27,294    25,531
     Dilutive stock options.............    3,139    2,863       3,284     2,799
                                          -------  -------     -------   -------
     Shares used in computing per share
       amount...........................   30,582   28,788      30,578    28,330
                                          -------  -------     -------   -------
     Diluted net income per share.......  $  0.25  $  0.18     $  0.39   $  0.34
                                          =======  =======     =======   =======





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